UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2004

RENAL CARE GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27640	62-1622383

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2525 West End Avenue
Suite 600
Nashville, TN 37203
(Address of Principal Executive Offices, including Zip Code)

(615) 345-5500
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EX-23.1 CONSENT OF ERNST & YOUNG LLP
EX-99.1 AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Item 5. Other Events and Required FD Disclosure

     On April 2, 2004, Renal Care Group, Inc. completed its acquisition of National Nephrology Associates, Inc. (NNA). In connection with the acquisition of NNA, Renal Care Group assumed all of the obligations of NNA under its $160 million of 9% senior subordinated notes dues 2011. The obligations under these notes have been guaranteed by all of the wholly-owned subsidiaries of Renal Care Group. Accordingly, the audited consolidated financial statements of Renal Care Group as of December 31, 2002 and 2003 and for each of the three years in the period ended December 31, 2003 (previously filed in the Company’s 2003 Annual Report on Form 10-K) must be modified to include updated footnote disclosure reflecting certain condensed consolidating financial information. Attached hereto as Exhibit 99.1 are audited consolidated financial statements of Renal Care Group as of December 31, 2002 and 2003 and for each of the three years in the period ended December 31, 2003. The only difference between these audited financial statements and the audited financial statements previously filed by Renal Care Group in its 2003 Annual Report on Form 10-K is the update of footnote 13, which includes the above referenced condensed consolidating financial information.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits.

Exhibit Number	Description
23.1	Consent of Ernst & Young LLP

99.1	Audited consolidated balance sheets of Renal Care Group, Inc. as of December 31, 2002 and 2003, and the related consolidated income statements, statements of stockholders’ equity, and statements of cash flows for each of the three years in the period ended December 31, 2003

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAL CARE GROUP, INC.
By:	/s/ David M. Dill
David M. Dill
Chief Financial Officer

Dated: April 19, 2004

INDEX TO EXHIBITS

Exhibit Number	Description
23.1	Consent of Ernst & Young LLP

99.1	Audited consolidated balance sheets of Renal Care Group, Inc. as of December 31, 2002 and 2003, and the related consolidated income statements, statements of stockholders’ equity, and statements of cash flows for each of the three years in the period ended December 31, 2003